As filed with the Securities and Exchange Commission on November 16, 2006.

                                                     Registration No. 333-138749

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                 ---------------


                                Tower Group, Inc.
             (Exact name of registrant as specified in its charter)

                                    Delaware
                         (State or other jurisdiction of
                         incorporation or organization)

                                   13-3894120
                     (I.R.S. Employer Identification Number)


                            120 Broadway, 31st Floor
                            New York, New York 10271
           (212) 655-2000 (Address, including zip code, and telephone number, including area code, of registrant's
                          principal executive offices)

                                 ---------------

                          Stephen L. Kibblehouse, Esq.
                    Senior Vice President and General Counsel
                                Tower Group, Inc.
                            120 Broadway, 31st Floor
                            New York, New York 10271
                            Telephone: (212) 655-2000
                            Facsimile: (212) 271-5492
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 ---------------

                                    Copies to:

                               John Schwolsky, Esq.
                              Matthew Ricciardi, Esq.
                        LeBoeuf, Lamb, Greene & MacRae LLP
                               125 West 55th Street
                             New York, New York 10019
                             Telephone: (212) 424-8000
                             Facsimile: (212) 424-8500

        Approximate date of commencement of the proposed sale of the securities to the public: From time to time after the effective date of this Registration Statement.
        If only securities being registered on this Form are being offered pursuant to dividend or interest reimbursement plans, please check the following box: / /

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: /X/
        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
        If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. / /
        If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. / /

                         CALCULATION OF REGISTRATION FEE

                                                                        Proposed
                               Amount to be         Proposed            maximum            Amount of
                               -------------    -----------------    ----------------      ---------
  Title of each class of        registered     maximum offering      offering price     registration fee
  -----------------------       -----------    -------------------    ---------------   ----------------
securities to be registered        (1)(2)     price per unit (2)(3)      (2)(3)             (3)(4)
---------------------------        ------     ---------------------      ------             ------
Primary Offering
   Common Stock, $0.01
     par value per share
   Preferred Stock
   Depositary Shares (5)
   Warrants (6)
Total Primary Offering                                                 $55,000,000          $5,885
Secondary Offering
   Common Stock, $0.01
     par value per share         161,000                               $ 5,008,710          $  536
         Total                                                         $60,008,710          $6,421(7)

(1) With respect to the securities to be offered by the Registrant in the primary offering, an indeterminate number of shares of common stock, shares of preferred stock, depositary shares and warrants to purchase common stock, preferred stock or depositary shares as the registrant may issue from time to time having an aggregate offering price not to exceed $55,000,000. The securities registered also include such indeterminate amounts and numbers of shares of common stock, preferred stock and depositary shares as may be issued upon conversion of, or exchange for, shares of preferred stock that provide for conversion or exchange, upon exercise of warrants or pursuant to the anti-dilution provisions of any such securities. Securities registered hereunder may be sold either separately or as units comprised of more than one type of security registered hereunder. In addition, up to 161,000 shares of common stock may be sold from time to time pursuant to this Registration Statement by the selling stockholder.
(2) With respect to the primary offering and pursuant to General Instruction II.D of Form S-3, the amount of securities to be registered for each class of securities, the proposed maximum offering price per unit for each class of securities and the proposed maximum offering price of each class of securities are not specified and will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder.
(3) With respect to shares of common stock to be offered for resale by the selling stockholder in the secondary offering, the proposed maximum offering price per unit has been estimated solely for the purpose of calculating the registration fee pursuant to rule 457(c) of the rules and regulations under the Securities Act based on the average of the high and low prices reported for the Registrant's common stock traded on the Nasdaq Global Select Market on November 10, 2006.
(4) With respect to securities to be offered for sale by the Registrant in the primary offering, the registration fee is calculated in accordance with Rule 457(o) of the Securities Act of 1933.
(5) Each depositary share will be issued under a deposit agreement, will represent an interest in a fractional share or multiple shares of preferred stock and will be evidenced by a depositary receipt.
(6) Including such indeterminate number of warrants as may, from time to time, be issued at indeterminate prices, representing rights to purchase common stock, preferred stock or other securities registered hereunder. Warrants may be sold separately or with common stock, preferred stock or other securities registered hereunder.
(7)     Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities pursuant to this prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                 SUBJECT TO COMPLETION, DATED           , 2006

PROSPECTUS

                       [GRAPHIC OMITTED] TOWER GROUP, INC.
                                  Common Stock
                                 Preferred Stock
                                Depositary Shares
                                    Warrants

                                 ---------------

                         161,000 Shares of Common Stock
                       Offered by the Selling Stockholder

        We will provide you with more specific terms of these securities in supplements to this prospectus.

        We may offer and sell these securities, from time to time, to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis, at prices and on other terms to be determined at the time of offering.

        In addition, Michael H. Lee, our president and chief executive officer, may sell up to a total of 161,000 shares of our common stock from time to time under this prospectus and any prospectus supplement. In the prospectus supplement relating to any sales by Mr. Lee, we will, among other things, set forth the number of shares of our common stock that he will be selling. We will not receive any of the proceeds from the sale of our common stock by Mr. Lee.

        Investing in our securities involves a high degree of risk. See "Risk Factors" on page 6 of this prospectus.

        Our common stock is traded on the Nasdaq Global Select Market under the symbol "TWGP."

        Before you invest, you should carefully read this prospectus, any applicable prospectus supplement and information described under the headings "Where You Can Find More Information" and "Incorporation by Reference."

                                 ---------------
         Neither the Securities and Exchange Commission nor any state securities commission or regulatory authority has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
                                 ---------------

               The date of this prospectus is           , 2006

                                TABLE OF CONTENTS

                                                                            Page

ABOUT THIS PROSPECTUS..........................................................1
WHERE YOU CAN FIND MORE INFORMATION............................................1
INCORPORATION BY REFERENCE.....................................................1
NOTE ON FORWARD-LOOKING STATEMENTS.............................................2
RISK FACTORS...................................................................2
USE OF PROCEEDS................................................................2
COMPANY OVERVIEW...............................................................4
DESCRIPTION OF CAPITAL STOCK...................................................5
DESCRIPTION OF DEPOSITARY SHARES...............................................8
DESCRIPTION OF WARRANTS.......................................................10
SELLING STOCKHOLDER...........................................................12
PLAN OF DISTRIBUTION..........................................................13
LEGAL MATTERS.................................................................14
EXPERTS.......................................................................14

                              ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a "shelf" registration process. Under this shelf registration process, from time to time, we may sell common stock, preferred stock or warrants to purchase equity securities in one or more offerings, and Mr. Michael H. Lee, our president and chief executive officer, may, from time to time, sell up to 161,000 shares of common stock in one or more offerings. We have provided to you in this prospectus a general description of the securities we may offer. Each time we or Mr. Lee sell securities under this shelf registration process, we will provide a prospectus supplement that will contain specific information about the terms of the offering. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date -- for example, a document incorporated by reference in this prospectus or any prospectus supplement -- the statement in the document having the later date modifies or supersedes the earlier statement.

        As permitted by the rules and regulations of the SEC, the registration statement that contains this prospectus includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC's web site or at the SEC's offices described below under the heading "Where You Can Find Additional Information."

        In this prospectus, references to the "Company," "we," "us" or "our" refer to Tower Group, Inc. and its subsidiaries, including Tower Insurance Company of New York, Tower National Insurance Company and Tower Risk Management Corp. and any other direct or indirect subsidiary, unless the context suggests otherwise.

                       WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational requirements of the Exchange Act and are required to file annual, quarterly and other reports, proxy statements and other information with the SEC. You may inspect and copy these reports, proxy statements and other information at the public reference facilities maintained by the SEC in Washington, D.C. (100 F Street NE, Room 1580, Washington, D.C. 20549). Copies of such materials can be obtained from the SEC's public reference section at prescribed rates. You may obtain information on the operation of the public reference rooms by calling the SEC at (800) SEC-0330 or on the SEC website located at http://www.sec.gov.

        Information about us is also available at our website at http://www.twrgrp.com. However, the information on our website is not a part of this prospectus.

                           INCORPORATION BY REFERENCE

        The SEC allows us to "incorporate by reference" information that we file with them, which means that we can disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information we file later with the SEC will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

        We incorporate by reference the documents listed below and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act but prior to the termination of any offering of securities made by this prospectus (other than any portion of such documents that are not deemed "filed" under the Exchange Act in accordance with the Exchange Act and applicable SEC rules):

               o our annual report on Form 10-K for the year ended December 31, 2005, as amended;

               o our quarterly reports on Form 10-Q for the quarters ended March 31, 2006, June 30, 2006 and September 30, 2006;

               o our current reports on Form 8-K filed on February 28, 2006, April 5, 2006, April 6, 2006, April 7, 2006, May 2, 2006, May
                  19, 2006, June 26, 2006, July 7, 2006, August 3, 2006;
                  November 2, 2006 and November 14, 2006;

               o  our 2006 Proxy Statement filed on Schedule 14A; and

               o the description of our common stock, $0.01 par value per share, contained in the Section entitled "Description of Registrant's Securities to be Registered" contained in our Amended Registration Statement on Form 8-A/A filed under the Exchange Act with the SEC on October 20, 2004 (File No. 000-50990) and incorporating by reference the information contained in our Registration Statement on Form S-1 (File No. 333-115310), including any amendment or report filed for the purpose of updating such description.

        Upon written or oral request, we will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of such documents which are incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates). Written or oral requests for copies should be directed to Tower Group, Inc.,
Attn: Stephen L. Kibblehouse, 120 Broadway, 31st Floor, New York, New York 10271, telephone number 212-655-2000.

                       NOTE ON FORWARD-LOOKING STATEMENTS

        Some of the statements under "Company Overview," "Risk Factors" and elsewhere in this prospectus may include forward-looking statements that reflect our current views with respect to future events and financial performance. These statements include forward-looking statements both with respect to us specifically and the insurance sector in general. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements that include the words "expect," "intend," "plan," "believe," "project," "estimate," "may," "should," "anticipate," "will" and similar statements of a future or forward-looking nature identify forward-looking statements for purposes of the federal securities laws or otherwise.

        All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. We believe that these factors include but are not limited to, those factors set forth in our most recent Annual Report on Form 10-K under the captions "Risk Factors," "Business," "Legal Proceedings," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and "Quantitative and Qualitative Disclosures About Market Risk," and those set forth in our most recent Quarterly Report on Form 10-Q under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations," all of which you should review carefully. Please consider our forward-looking statements in light of those risks as you read this prospectus and any prospectus supplement. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

        If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we project. Any forward-looking statements you read in this prospectus reflect our views as of the date of this prospectus with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. All subsequent written and oral forward-looking statements attributable to us or individuals acting on our behalf are expressly qualified in their entirety by this paragraph. Before making an investment decision, you should specifically consider all of the factors identified in this prospectus that could cause actual results to differ.

                                  RISK FACTORS

        Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider any risk factors set forth in the applicable prospectus supplement and the documents incorporated by reference in this prospectus and the applicable prospectus supplement, as well as other information we include or incorporate by reference in this prospectus and in the applicable prospectus supplement. The risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

                                 USE OF PROCEEDS

        We will retain broad discretion over the use of the net proceeds to us from any sale of our securities under this prospectus. Except as described in any prospectus supplement, we currently anticipate that the net proceeds from any sale of our securities under this prospectus will be used for general corporate purposes, including but not limited to working capital and capital expenditures. We may also use the net proceeds to fund acquisitions of businesses. Pending application of the net proceeds, we may initially invest the net proceeds or apply them to reduce short-term indebtedness. If we intend to use the net proceeds of any offering to repay outstanding debt, we will provide details about the debt we intend to repay in a prospectus supplement.

        With respect to any sales by the selling stockholder, the selling stockholder will receive all of the proceeds from the sale of common stock pursuant to this prospectus and any applicable prospectus supplement. We will not receive any proceeds from sales by the selling stockholder of such common stock.

                                COMPANY OVERVIEW

        Through our subsidiaries Tower Insurance Company of New York ("TICNY"), Tower National Insurance Company ("TNIC") and Tower Risk Management Corp. ("TRM"), we offer a broad range of specialized property and casualty insurance products and services to small to mid-sized businesses and to individuals in the northeast United States. By targeting select underserved market segments and expeditiously delivering needed products and services, we position ourselves to obtain favorable policy terms, conditions and pricing, thereby creating opportunities for favorable underwriting results. Our commercial lines products provide insurance coverage to businesses such as retail and wholesale stores, grocery stores, restaurants, artisan contractors and residential and commercial buildings, while our personal lines products currently focus on modestly valued homes and dwellings.

        We provide coverage for many different market segments, including nonstandard risks that do not fit the underwriting criteria of standard carriers due to factors such as type of business, location and premium per policy. As of September 30, 2006 TICNY is licensed in 33 states and TNIC is licensed in 23 states. TRM, through its managing general agency, produces business on behalf of other insurance companies, referred to as "issuing companies," and primarily focuses on commercial risks with higher per policy premium, including risks that TICNY had not been able to target due to, among other things, licensing and surplus limitations. TICNY also reinsures a modest amount of the premiums written by TRM's issuing companies. In addition, TRM earns fee revenues by providing claims administration and reinsurance intermediary services to its issuing companies and to other insurance companies.

        The Company is seeking to expand its business in a number of ways: (i) appointing additional agents to sell its products as the Company expands territorially into additional states, (ii) participating in program insurance business produced and managed by CastlePoint Management Corp. throughout the United States and (iii) acquiring insurance companies that write similar types of business that the Company currently writes, or rights to renew blocks of such business from other insurance companies. The Company's relationship with CastlePoint Management Corp. and its affiliates is described in our Form 10-Q for the quarter ended June 30, 2006, as well as the Company's Form 8-K filed with the SEC on May 2, 2006.

                          ----------------------------


        Our principal executive offices are located at 120 Broadway, 31st Floor, New York, New York 10271, and our telephone number at that location is (212) 655-2000.

                          DESCRIPTION OF CAPITAL STOCK

        The following summary of our capital stock is qualified in its entirety by the provisions of our amended and restated certificate of incorporation and amended and restated by-laws, and the outstanding warrant to purchase shares of our common stock, copies of which have been filed as exhibits to the registration statement of which this prospectus is a part. As of November 1, 2006, there were 126 record holders of our common stock, 24 record holders of options currently exercisable (280,607 of which are fully vested) and one record holder of a warrant currently exercisable for 46,133 shares of our common stock. In this section, "we," "us" and "our" refer to Tower and not any of its subsidiaries.

Common Stock

        We are authorized to issue up to an aggregate of 40 million shares of common stock, $.01 par value per share, of which 19,982,038 shares of common stock were outstanding as of November 1, 2006. Except as described below, our common stock has no preemptive rights or other rights to subscribe for additional common stock, and no rights of redemption, conversion or exchange. In the event of liquidation, dissolution or winding-up, the holders of our common stock are entitled to share equally in our assets, if any remain after the payment of all our debts and liabilities and the liquidation preference of any outstanding preferred shares. Holders of our common stock are entitled to receive dividends as may be lawfully declared from time to time by our board of directors. The rights, preferences and privileges of holders of our common stock are subject to the terms of any series of preferred stock which we may issue in the future.

Preferred Stock

        Under our certificate of incorporation, our board of directors is authorized, subject to limitations prescribed by law, without further stockholder approval, from time to time to issue up to an aggregate of two million shares of preferred stock, $0.01 par value per share, in one or more series and to fix or alter the designations, rights, preferences and any qualifications, limitations or restrictions of the shares of each of these series. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change of control or decreasing the market price of our common stock and could adversely affect the voting and other rights of the holders of our common stock.

        As described under "Description of Depositary Shares," we may, at our option, elect to offer depositary shares evidenced by depositary receipts, each representing a fractional interest (to be specified in the prospectus supplement relating to the particular series of the preferred stock) in a share or an interest (to be specified in the prospectus supplement relating to the particular series of the preferred stock) in multiple shares of the particular series of the preferred stock issued and deposited with a preferred stock depositary.

Warrants

        Friedman, Billings, Ramsey & Co., Inc. holds an outstanding warrant to purchase 46,133 shares of our common stock at $8.50 per share.

Issuance of Shares

        Subject to our by-laws and Delaware law, our board of directors has the power to issue any of our unissued shares as it determines, including the issuance of any shares or class of shares with preferred, deferred or other special rights.

Change of Control Related Provisions in our Certificate of Incorporation and By-Laws, and Delaware Law

        A number of provisions in our amended and restated certificate of incorporation and amended and restated by-laws and the laws of the State of Delaware deal with matters of corporate governance and the rights of stockholders. The following discussion is a general summary of selected provisions of our amended and restated certificate of incorporation and amended and restated by-laws that might be deemed to have an anti-takeover effect. These provisions may have the effect of discouraging a future takeover attempt that is not approved by our board of directors but which individual stockholders might consider favorable. The following description of selected provisions of our amended and restated certificate of incorporation and amended and restated by-laws and selected provisions of the Delaware General Corporation Law are necessarily general and we refer you in each case to our amended and restated certificate of incorporation and amended and restated by-laws, which are filed as exhibits to our registration statement, and to the provisions of those laws.

    Classified Board of Directors; Removal of Directors; Filling of Vacancies

        Our board of directors is divided into three classes, as nearly equal in number as possible. After their initial term, directors in each class will serve for a term of three years. The classes serve staggered terms, such that the term of one class of directors expires each year. As a result, any effort to obtain control of our board of directors by causing the election of a majority of the board of directors may require more time than would be required without a staggered election structure.

        Our by-laws provide that the stockholders may not remove directors except for cause by a vote of a majority of the voting power of the shares entitled to vote in an election of directors. A majority of the board of directors then in office can also remove directors for cause. This may have the effect of slowing or impeding a change in membership of our board of directors that would effect a change of control.

        Any vacancy on the board of directors, including a vacancy resulting from an increase in the number of directors or resulting from the removal of a director for cause, may be filled by the vote of a majority of the directors then in office, although less than a quorum. If the vacancy is not so filled, it shall be filled by the stockholders at the next annual meeting of stockholders. These provisions give incumbent directors significant authority that may have the effect of limiting the ability of stockholders to effect a change in our board of directors or management.

        Our board of directors has the power to increase the number of directors up to a maximum of 13 directors and any vacancies created by such increase may be filled by the vote of a majority of the directors then in office, although less than a quorum. This provision may have the effect of limiting the ability of stockholders to effect a change in our board of directors or management.

    Power to Call Special Meetings of Stockholders; Advance Notice Provisions for Nomination of Directors and Presentation of New Business at Meetings of Stockholders; Action by Written Consent

        Our by-laws provide that, unless otherwise required by law, special meetings of stockholders may be called at any time only by the chairman of the board of directors, the chief executive officer, the president or by the board of directors pursuant to a resolution passed by a majority of the entire board of directors. Stockholders are not entitled to call special meetings. This provision may have the effect of limiting the ability of stockholders to effect a change in our board of directors or management or to accomplish transactions that stockholders may otherwise deem to be in their best interest.

        Our by-laws require stockholders to provide timely notice in writing to bring business before an annual meeting of stockholders or to nominate candidates for election as directors at an annual meeting of stockholders. In the case of an annual meeting, notice is timely in the following circumstances:

     o If we provided a notice of annual meeting of stockholders in the previous year, then a stockholder's notice must be delivered to or mailed to and received at our principal executive offices not less than 90 nor more than 120 days before the first anniversary of the date of the prior year's annual meeting and in any event at least 45 days prior to the first anniversary of the date on which we first mailed our proxy materials for the prior year's annual meeting.

     o If no proxy materials were mailed by us in connection with the preceding year's annual meeting, or if we have changed the date of the meeting to be more than 30 calendar days earlier or 70 calendar days after the anniversary for the prior meeting, different notice provisions apply. In these instances, we must receive notice from the stockholder no later than 90 days before the annual meeting or within 10 days following the date on which notice of the date of the meeting is given to stockholders or made public, whichever occurs first, and not earlier than 120 days before the annual meeting.

        In the case of a special meeting of stockholders, the only business that may be brought before a special meeting is that set forth in the notice of the meeting given by the company. The by-laws also specify the form and content of a stockholder's notice.

        In addition, under the provisions of our amended and restated certificate of incorporation and amended and restated by-laws, action may not be taken by written consent of stockholders; rather, any action taken by the stockholders must be effected at a duly called meeting.

        These provisions may make it more difficult for stockholders to place a proposal or nomination on the meeting agenda and therefore may reduce the likelihood that stockholders will seek to take independent action to replace directors or seek a stockholder vote with respect to other matters that are not supported by management.

    Supermajority Voting Requirement for Amendment of Certain Provisions of our Certificate of Incorporation.

        Our certificate of incorporation requires the affirmative vote of at least 75% of the total voting power of the outstanding shares entitled to vote at an election of directors to amend or repeal the provisions of the certificate of incorporation with respect to:

     o  the election of directors;

     o  provisions relating to the liability of our directors;

     o the provisions of our certificate of incorporation with respect to amendments to our certificate of incorporation; and

     o  any provisions inconsistent with such provisions.

    Delaware Corporate Law Anti-Takeover Provisions

        Pursuant to Section 203 of the Delaware General Corporation Law, with certain exceptions, a publicly-held Delaware corporation may not engage in any of a broad range of business combinations, such as mergers, consolidations and sales of assets, with an "interested stockholder," as defined below, for a period of three years from the date that such person became an interested stockholder unless:

     o the transaction that results in a person's becoming an interested stockholder or the business combination is approved by the board of directors of the corporation before the person becomes an interested stockholder;

     o upon consummation of the transaction which results in the stockholder becoming an interested stockholder, the interested stockholder owns 85% or more of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers and shares owned by certain employee stock plans; or

     o on or after the time the person becomes an interested stockholder, the business combination is approved by the corporation's board of directors and by holders of at least two-thirds of the corporation's outstanding voting stock, excluding shares owned by the interested stockholder, at a meeting of stockholders.

        Under Section 203, an "interested stockholder" is defined as any person, other than the corporation and any direct or indirect majority-owned subsidiary, that is:

     o the owner of 15% or more of the outstanding voting stock of the corporation; or

     o an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder.

        Section 203 does not apply to a corporation that so provides in an amendment to its certificate of incorporation or by-laws passed by a majority of its outstanding shares at any time. Such stockholder action does not become effective for 12 months following its adoption and would not apply to persons who were already interested stockholders at the time of the amendment. Our amended and restated certificate of incorporation does not exclude us from the restrictions imposed under Section 203.

        Under certain circumstances, Section 203 makes it more difficult for a person who would be an interested stockholder to effect various business combinations with a corporation for a three-year period, although the stockholders may elect to exclude a corporation from the restrictions imposed thereunder. The provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with our board of directors, because the stockholder approval requirement would be avoided if a majority of the directors then in office approve either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in our board of directors or management. It is further possible that such provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interest.

Listing

        Our common stock is listed on the Nasdaq Global Select Market under the symbol "TWGP."

Transfer Agent and Registrar

        The transfer agent and registrar for the common stock is The Bank of New York.

                        DESCRIPTION OF DEPOSITARY SHARES

        The descriptions below and in any prospectus supplement of certain provisions of the deposit agreement and depositary receipts summarize the material terms of these documents. Because these summaries are not complete, you should refer to the form of deposit agreement and form of depositary receipts relating to each series of the preferred stock.

General

        We may, at our option, elect to have shares or fractional shares of preferred stock be represented by depositary shares. We will deposit the shares of any series of preferred stock underlying the depositary shares under a separate deposit agreement (which we refer to as a "deposit agreement") between us and a bank or trust company selected by us (which we refer to as the "preferred stock depositary"). We will include the name and address of the preferred stock depositary for any depositary shares in the applicable prospectus supplement. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, proportionately, to all the rights, preferences and privileges of the preferred stock represented by that depositary share, including dividend, voting, redemption, conversion, exchange and liquidation rights.

        The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Each depositary share will represent the applicable interest in a number of shares of a particular series of preferred stock described in the applicable prospectus supplement.

        A holder of depositary shares will be entitled to receive the number of whole shares or fractional shares of preferred stock underlying the holder's depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the whole number of shares of preferred stock to be withdrawn, the depositary will deliver to the holder the number of whole shares of preferred stock to be withdrawn, together with a new depositary receipt evidencing the excess number of depositary shares.

Dividends and Other Distributions

        The preferred stock depositary will distribute all cash dividends or other cash distributions on the preferred stock to the record holders of depositary receipts in proportion, insofar as possible, to the number of depositary shares owned by the holders.

        If we distribute property other than cash with respect to the preferred stock, the preferred stock depositary will distribute property received by it to the record holders of depositary receipts in proportion, insofar as possible, to the number of depositary shares owned by the holders, unless the preferred stock depositary determines that it is not feasible to make the distribution. In this event, the preferred stock depositary may, with our approval, adopt any method it deems equitable and practicable for the purpose of effecting the distribution, including a public or private sale of the property and distribution of the net proceeds from the sale to the record holders of the depositary receipts.

        The amount so distributed in any of the circumstances described above will be reduced by any amount required to be withheld by us or the preferred stock depositary on account of taxes.

Conversion and Exchange

        We will describe any terms relating to the conversion or exchange of any series of preferred stock underlying the depositary shares in the applicable prospectus supplement. If any preferred stock underlying the depositary shares is subject to provisions relating to its conversion or exchange, each record holder of depositary shares will have the right or obligation to convert or exchange the depositary shares pursuant to the terms thereof.

Redemption of Depositary Shares

        If preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the preferred stock depositary as a result of the redemption, in whole or in part, of the preferred stock held by the preferred stock depositary. The redemption price per depositary share will be equal to the aggregate redemption price payable with respect to the number of shares or fractional shares of preferred stock underlying that depositary share. Whenever we redeem preferred stock from the preferred stock depositary, the preferred stock depositary will redeem as of the same redemption date a proportionate number of depositary shares representing the shares of preferred stock that were redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or proportionately as we may determine.

        After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, other than the right to receive the redemption price upon redemption. Any funds deposited by us with the preferred stock depositary for any depositary shares which the holders fail to redeem shall be returned to us after a period of two years from the date the funds are deposited.

Voting

        Upon receipt of notice of any meeting at which the holders of any shares of preferred stock underlying the depositary shares are entitled to vote, the preferred stock depositary will mail the information contained in the notice to the record holders of the depositary receipts. Each record holder of depositary receipts on the record date (which will be the same date as the record date for the preferred stock) will be entitled to instruct the preferred stock depositary as to the exercise of the voting rights pertaining to the number of shares or fractional shares of preferred stock underlying that holder's depositary shares. The preferred stock depositary will endeavor, as far as practicable, to vote the number of shares of preferred stock underlying the depositary shares in accordance with those instructions, and we will agree to take all reasonable action which may be deemed necessary by the preferred stock depositary in order to enable the preferred stock depositary to do so. The preferred stock depositary will abstain from voting the preferred stock to the extent it does not receive specific written instructions from holders of depositary receipts representing the preferred stock.

Record Date

        Whenever:

        o any cash dividend or other cash distribution becomes payable, any distribution other than cash is made or any rights, preferences or privileges are offered with respect to the preferred stock;

        o the preferred stock depositary receives notice of any meeting at which holders of preferred stock are entitled to vote or of which holders of preferred stock are entitled to notice; or

        o the preferred stock depositary receives notice of the mandatory conversion of or any election on our part to call any preferred stock for redemption,

the preferred stock depositary shall in each case fix a record date (which shall be the same as the record date for the preferred stock) for the determination of the holders of depositary receipts:

        o who shall be entitled to receive the dividend, distribution, rights, preferences or privileges or the net proceeds of their sale;

        o who shall be entitled to give instructions for the exercise of voting rights at any meeting; or

        o who shall be entitled to receive notice of the meeting or of the redemption or conversion, subject to the provisions of the deposit agreement.

Amendment and Termination of the Deposit Agreement

        We and the preferred stock depositary may amend the form of depositary receipt and any provision of the deposit agreement at any time. However, unless the applicable prospectus supplement states otherwise, any amendment which imposes or increases any fees, taxes or other charges payable by the holders of depositary receipts (other than taxes and other governmental charges, fees and other expenses payable by the holders as described below under "Charges of Preferred Stock Depositary"), or which otherwise prejudices any substantial existing right of holders of depositary receipts, will not take effect as to outstanding depositary receipts until the expiration of 90 days after notice of the amendment has been mailed to the record holders of outstanding depositary receipts.

Charges of Preferred Stock Depositary

        Except for taxes, transfer taxes, governmental charges and any other charges that are expressly provided in the deposit agreement to be at the expense of holders of depositary receipts or persons depositing preferred stock, we will pay all charges of the preferred stock depositary including charges in connection with:

        o  the initial deposit of the preferred stock;

        o  the initial issuance of the depositary receipts;

        o the distribution of information to the holders of depositary receipts with respect to matters on which preferred stock is entitled to vote;

        o withdrawals of the preferred stock by the holders of depositary receipts; and

        o  redemption or conversion of the preferred stock.

                             DESCRIPTION OF WARRANTS

        The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which consist of warrants to purchase common stock, preferred stock or depositary shares in one or more series. Warrants may be offered independently or together with common stock, preferred stock or depositary shares offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future warrants we may offer under this prospectus, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement. The terms of any warrants we offer under a prospectus supplement may differ from the terms we describe below.

        We will issue the warrants under a warrant agreement which we will enter into with a warrant agent to be selected by us. We have filed forms of the warrant agreements for each type of warrant we may offer under this prospectus as exhibits to the registration statement of which this prospectus is a part. We use the term "warrant agreement" to refer to any of these warrant agreements. We use the term "warrant agent" to refer to the warrant agent under any of these warrant agreements. The warrant agent will act solely as an agent of ours in connection with the warrants and will not act as an agent for the holders or beneficial owners of the warrants.

        The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement applicable to a particular series of warrants. We urge you to read the applicable prospectus supplements related to the warrants that we sell under this prospectus, as well as the complete warrant agreements that contain the terms of the warrants.

General

        We will describe in the applicable prospectus supplement the terms relating to a series of warrants. The prospectus supplement will describe the following terms, to the extent applicable:

        o  the offering price and the aggregate number of warrants offered;

        o the total number of shares that can be purchased if a holder of the warrants exercises them including, if applicable, any provisions for changes to or adjustments in the exercise price or in the securities or other property receivable upon exercise;

        o the designation and terms of any series of preferred stock with which the warrants are being offered;

        o the date on and after which the holder of the warrants can transfer them separately from the related common stock or series of preferred stock;

        o the terms of any rights to redeem or call, or accelerate the expiration of, the warrants;

        o the date on which the right to exercise the warrants begins and the date on which that right expires;

        o federal income tax consequences of holding or exercising the warrants; and

        o any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

Warrants for the purchase of shares of common stock, preferred stock or depositary shares will be in registered form only.

        A holder of warrant certificates may exchange them for new certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase shares of common stock, preferred stock or depositary shares are exercised, holders of the warrants will not have any rights of holders of the underlying common stock, preferred stock or depositary shares, including any rights to receive dividends or to exercise any voting rights, except to the extent set forth under "--Warrant Adjustments" below.

Exercise of Warrants

        Each holder of a warrant is entitled to purchase such number of shares of common stock, preferred stock or depositary shares at the exercise price described in the applicable prospectus supplement. After the close of business on the day when the right to exercise terminates (or a later date if we extend the time for exercise), unexercised warrants will become void.

        A holder of warrants may exercise them by following the general procedure outlined below:

        o delivering to the warrant agent the payment required by the applicable prospectus supplement to purchase the underlying security;

        o properly completing and signing the reverse side of the warrant certificate representing the warrants; and

        o delivering the warrant certificate representing the warrants to the warrant agent.

        If the holder complies with the procedures described above, such holder's warrants will be considered to have been exercised when the warrant agent receives payment of the exercise price, subject to the transfer books for the securities issuable upon exercise of the warrant not being closed on such date. After the holder has completed those procedures and subject to the foregoing, we will, as soon as practicable, issue and deliver to such holder the common stock or preferred stock that such holder purchased upon exercise. If a holder exercises fewer than all of the warrants represented by a warrant certificate, a new warrant certificate will be issued to such holder for the unexercised amount of warrants. Holders of warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the warrants.

Amendments and Supplements to the Warrant Agreements

        We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants to cure ambiguities in the warrant agreement, to cure or correct a defective provision in the warrant agreement, or to provide for other matters under the warrant agreement that we and the warrant agent deem necessary or desirable, so long as, in each case, such amendments or supplements do not harm the interests of the holders of the warrants.

Warrant Adjustments

        Unless the applicable prospectus supplement states otherwise, the exercise price of, and the number of securities covered by, a warrant will be adjusted proportionately if we subdivide or combine our common stock or preferred stock, as applicable. In addition, unless the prospectus supplement states otherwise, if we, without receiving payment therefor:

        o issue capital stock or other securities convertible into or exchangeable for common stock or preferred stock, or any rights to subscribe for, purchase or otherwise acquire any of the foregoing, as a dividend or distribution to holders of our common stock or preferred stock;

        o pay any cash to holders of our common stock or preferred stock other than a cash dividend paid out of our current or retained earnings or other than in accordance with the terms of the preferred stock;

        o issue any evidence of our indebtedness or rights to subscribe for or purchase our indebtedness to holders of our common stock or preferred stock; or

        o issue common stock or preferred stock or additional stock or other securities or property to holders of our common stock or preferred stock by way of spin-off, split-up, reclassification, combination of shares or similar corporate rearrangement, then the holders of warrants, as applicable, will be entitled to receive upon exercise of the warrants, in addition to the securities otherwise receivable upon exercise of the warrants and without paying any additional consideration, the amount of stock and other securities and property such holders would have been entitled to receive had they held the common stock, preferred stock or depositary shares, as applicable, issuable under the warrants on the dates on which holders of those securities received or became entitled to receive such additional stock and other securities and property.

        Except as stated above, the exercise price and number of securities covered by a common stock warrant or preferred stock warrant, and the amounts of other securities or property to be received, if any, upon exercise of those warrants, will not be adjusted or provided for if we issue those securities or any securities convertible into or exchangeable for those securities, or securities carrying the right to purchase those securities or securities convertible into or exchangeable for those securities.

        Holders of common stock warrants and preferred stock warrants may have additional rights under the following circumstances:

        o certain reclassifications, capital reorganizations or changes of the common stock or preferred stock, as applicable;

        o certain share exchanges, mergers, or similar transactions involving us and which result in changes of the common stock or preferred stock, as applicable; or

        o certain sales or dispositions to another entity of all or substantially all of our property and assets.

        If one of the above transactions occurs and holders of our common stock, preferred stock or depositary shares are entitled to receive stock, securities or other property with respect to or in exchange for their securities, the holders of the common stock warrants or preferred stock warrants then outstanding, as applicable, will be entitled to receive upon exercise of their warrants the kind and amount of shares of stock and other securities or property that they would have received upon the applicable transaction if they had exercised their warrants immediately before the transaction.


                               SELLING STOCKHOLDER

        As the selling stockholder, Mr. Lee may sell up to an aggregate of 161,000 shares of our common stock from time to time under this prospectus and any applicable prospectus supplement in one or more offerings. The following table sets forth the number of shares and percentage of our common stock beneficially owned by Mr. Lee immediately prior to this registration, the number of shares registered and the number of shares and percentage of our common stock to be beneficially owned by Mr. Lee assuming all shares covered by this prospectus are sold. However, because Mr. Lee may offer all or a portion of the shares covered by this prospectus at any time and from time to time hereafter, and because we may offer shares of our common stock from time to time, the exact number of shares that Mr. Lee may hold and the percentage of our common stock that he may beneficially own at any time hereafter cannot be determined at this time. The last two columns of this table assume that all shares held by Mr. Lee and covered by this prospectus will be sold by Mr. Lee and that no additional shares of our common stock are held as of the date hereof or subsequently bought or sold by Mr. Lee.

                                                            Shares Covered
                           Beneficial Ownership Prior to        by this        Beneficial Ownership After
                                 the Registration             Prospectus        the Shares are Sold (1)

Name                          Number        Percent(2)                           Number       Percent(2)
----                          ------        -------                              ------       -------

Michael H. Lee              2,940,238          14.6%            161,000         2,779,238        13.8%

        (1) We have assumed that all shares of common stock covered by this registration statement have been sold.

        (2) We have calculated the percentage of issued and outstanding shares of common stock held by Mr. Lee based on 19,982,038 shares of common stock issued and outstanding as of November 1, 2006, plus vested stock options held by Mr. Lee.

                              PLAN OF DISTRIBUTION

        We may sell the securities covered by this prospectus from time to time. Registration of the securities covered by this prospectus does not mean, however, that those securities will necessarily be offered or sold.

        We may sell the securities separately or together:

        o through one or more underwriters or dealers in a public offering and sale by them;

        o  directly to investors; or

        o  through agents.

        We may sell the securities from time to time:

        o in one or more transactions at a fixed price or prices, which may be changed from time to time;

        o  at market prices prevailing at the times of sale;

        o  at prices related to such prevailing market prices; or

        o  at negotiated prices.

        We will describe the method of distribution of the securities and the terms of the offering in the prospectus supplement.

        If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters' obligations to purchase the securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

        We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

        We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.

        Underwriters, dealers and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us and the underwriters, dealers and agents.

        We may grant underwriters who participate in the distribution of securities an option to purchase additional securities in connection with the distribution.

        Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers, as their agents in connection with the sale of securities. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. The prospectus supplement will identify any such underwriter, dealer or agent and describe any compensation received by them from us. In no event will the aggregate discounts, concessions and commissions to any underwriters, dealers or agents exceed eight percent of the gross proceeds. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        Shares of our common stock are quoted on the Nasdaq Global Select Market. Unless otherwise specified in the related prospectus supplement, all securities we offer, other than common stock, will be new issues of securities with no established trading market. Any underwriter may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We may apply to list any series of preferred stock or warrants on an exchange, but we are not obligated to do so. Therefore, there may not be liquidity or a trading market for any series of securities.

        Any underwriter may engage in overallotment transactions, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. We make no representation or prediction as to the direction or magnitude of any effect that such transactions may have on the price of the securities.

        Underwriters, dealers or agents who may become involved in the sale of our securities may engage in transactions with and perform other services for us in the ordinary course of their business for which they receive compensation.

                                  LEGAL MATTERS

        Certain legal matters in connection with this offering will be passed upon for us by LeBoeuf, Lamb, Greene & MacRae LLP, New York, New York.

                                     EXPERTS

        The audited consolidated financial statements of Tower and its subsidiaries included in this prospectus have been audited by Johnson Lambert & Co. LLP, independent registered public accountants, as stated in their reports appearing elsewhere in this prospectus and in the registration statement, and are included in reliance upon their authority as experts in auditing and accounting.

                                TOWER GROUP, INC.

                       [GRAPHIC OMITTED] TOWER GROUP COMPANIES

                                  Common Stock
                                 Preferred Stock
                                Depositary Shares
                                    Warrants

                                 ---------------

                         161,000 Shares of Common Stock
                       Offered by the Selling Stockholder

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.      Other Expenses Of Issuance And Distribution.

        The following table sets forth the expenses payable by the Registrant in connection with the issuance and distribution of the common stock being registered hereby. All of such expenses are estimates, other than the filing and listing fees payable to the Securities and Exchange Commission, the Nasdaq Global Select Market and the National Association of Securities Dealers, Inc.

    Filing Fee--Securities and Exchange Commission.................  $  6,421
    Fees and Expenses of Counsel...................................   150,000
    Transfer Agent and Depositary..................................    15,000
    Fees and Expenses of Accountants...............................     5,000
    Miscellaneous Expenses.........................................         -
                                                                   -------------
    Total..........................................................  $176,421
                                                                   =============

Item 15.      Indemnification Of Directors And Officers.

        Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers, as well as other employees and individuals, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the Registrant. The Delaware General Corporation Law provides that Section 145 is not excluding other rights to which those seeking indemnification may be entitled under any certificate of incorporation, bylaws, agreement, vote of stockholders or disinterested directors or otherwise. The Registrant's amended and restated certificate of incorporation provides for indemnification by the Registrant of its directors, officers and employees to the fullest extent permitted by the Delaware General Corporation Law.

        Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions or (iv) for any transactions from which the director derived an improper personal benefit. The Registrant's amended and restated certificate of incorporation provides for such limitations of liability.

        The Registrant maintains standard policies of insurance under which coverage is provided (i) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act and (ii) to the Registrant with respect to payments which may be made by the Registrant to such directors and officers pursuant to the above indemnification provision or otherwise as a matter of law.

Item 16.      Exhibits And Financial Statement Schedules.

              (a) Exhibits

Exhibit
Number        Description of Document
------        -----------------------

1.1+          Form of Underwriting Agreement for Common Stock
1.2+          Form of Underwriting Agreement for Preferred Stock
1.3+          Form of Underwriting Agreement for Warrants
4.1+          Form of Deposit Agreement (including Form of Depositary Share
              Certificate) with respect to Depositary Shares
4.2+          Form of Warrant Agreement (including Form of Warrant Certificate)
              with respect to Warrants to Purchase Common Stock
4.3+          Form of Warrant Agreement (including Form of Warrant Certificate)
              with respect to Warrants to Purchase Preferred Stock
4.4+          Form of Warrant Agreement (including Form of Warrant Certificate)
              with respect to Warrants to Purchase Depositary Shares
5.1*          Opinion of LeBoeuf, Lamb, Greene & MacRae LLP
23.1          Consent of Independent Registered Public Accounting Firm
23.2*         Consent of LeBoeuf, Lamb, Greene & MacRae LLP (included in
              Exhibit 5.1)
24*           Powers of Attorney (included on signature page)

        * Previously filed.
        + To be filed by amendment.

ITEM 17.       UNDERTAKINGS.

        The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          a. to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          b. to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimate maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          c. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (a), (b) and (c) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

          a. Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

          b.  Each prospectus required to be filed pursuant to Rule 424(b)(2),
              (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

    (5) That, for the purpose of determining liability of a Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned Registrant undertakes that in a primary offering of securities of an undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

          a. Any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

          b. Any free writing prospectus relating to the offering prepared by or on behalf o an undersigned Registrant or used or referred to by an undersigned Registrant;

          c. The portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

          d. Any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.

    (6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of Registrant's annual report pursuant to
          Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of and employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
          1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    (8) That, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance up on Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

    (9) That, for purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   Signatures

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on the 16th day of November 2006.

                                TOWER GROUP, INC.

                                By: /s/ Michael H. Lee
                                   ---------------------------------------------
                                   Name:  Michael H. Lee
                                   Title: Chairman, President and Chief
                                          Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.

               Signature                                        Title                                  Date
               ---------                                        -----                                  ----

                                                                                                   11/16/2006
        /s/ Michael H. Lee                       Chairman of the Board, President and           ----------------
---------------------------------------                Chief Executive Officer
            Michael H. Lee                             (Principal Executive Officer)

                                                                                                   11/16/2006
                 *                         Senior Vice President, Chief Financial Officer and   ----------------
---------------------------------------                  Treasurer, Director
         Francis M. Colalucci                       (Principal Financial Officer,
                                                    Principal Accounting Officer)

                                                                                                   11/16/2006
        /s/ Steven G. Fauth                 Senior Vice President, Secretary and Director       ----------------
----------------------------------------
            Steven G. Fauth

                                                                                                   11/16/2006
                 *                                            Director                          ----------------
---------------------------------------
            Charles A. Bryan,

                                                                                                   11/16/2006
                 *                                            Director                          ----------------
---------------------------------------
          William W. Fox, Jr.


                                                              Director                          ----------------
---------------------------------------
          Steven W. Schuster
                                                                                                   11/16/2006
                 *                                            Director                          ----------------
---------------------------------------
          Austin P. Young, III


         */s/ Michael H. Lee
---------------------------------------
            Attorney-in-fact

                                  Exhibit Index

Exhibit
Number        Description of Document
------        -----------------------

1.1+          Form of Underwriting Agreement for Common Stock
1.2+          Form of Underwriting Agreement for Preferred Stock
1.3+          Form of Underwriting Agreement for Warrants
4.1+          Form of Deposit Agreement (including Form of Depositary Share
              Certificate) with respect to Depositary Shares
4.2+          Form of Warrant Agreement (including Form of Warrant Certificate)
              with respect to Warrants to Purchase Common Stock
4.3+          Form of Warrant Agreement (including Form of Warrant Certificate)
              with respect to Warrants to Purchase Preferred Stock
4.4+          Form of Warrant Agreement (including Form of Warrant Certificate)
              with respect to Warrants to Purchase Depositary Shares
5.1*          Opinion of LeBoeuf, Lamb, Greene & MacRae LLP
23.1          Consent of Independent Registered Public Accounting Firm
23.2*         Consent of LeBoeuf, Lamb, Greene & MacRae LLP (included in
              Exhibit 5.1)
24*           Powers of Attorney (included on signature page)

        * Previously filed.
        + To be filed by amendment.